Exhibit 5



                                 March 2, 1998



Miles & Stockbridge P.C.
10 Light Street
Baltimore, Maryland  21202

                           Re:      Precision Tune 1996 Employee Stock
                                    Purchase Plan

Ladies and Gentlemen:

         On behalf of our client, Precision Auto Care, Inc., we submit this opinion to you in connection with the filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") on the date hereof. The Registration Statement registers 20,000 shares of the Common Stock of Precision Auto Care, Inc. (the "Corporation") for use in connection with the Precision Tune 1996 Employee Stock Purchase Plan (the "Plan"). The Plan contemplates that the shares of Common Stock subject to the Plan shall be reserved as authorized but unissued shares. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Registration Statement.

         As counsel to the Corporation, we have examined such corporate records, certificates and other documents and have reviewed such questions of law as we deemed necessary or appropriate for the purpose of this opinion. Based upon that examination and review, we advise you that in our opinion:

         (i) the Corporation has been duly incorporated, is validly existing and is in good standing under the laws of the Commonwealth of Virginia; and

         (ii) to the extent that the operation of the Plan results in the issuance of the shares of Common Stock of the Corporation, such shares of Common Stock have been duly and validly authorized and, when issued in accordance with the terms set forth in the Registration Statement, will be legally issued, fully paid and nonassessable.


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Precision Auto Care, Inc.
March 2, 1998
Page 2





         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our opinion in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 nor the rules and regulations of the Securities and Exchange Commission thereunder.

                                         Very truly yours,

                                         Miles & Stockbridge P.C.



                                         By: /s/ John B. Frisch
                                             ______________________________
                                             Principal